EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports included in LandCARE USA, Inc's registration statement on Form S-1 (No. 333-48215) and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Houston, Texas
August 26, 1998